Exhibit 99.1

MAKO Surgical Corp. Reports Selected Operating Results for the Second Quarter 2012

Second Quarter 2012 Highlights

Nine RIO® systems sold in the second quarter, increasing worldwide commercial installed base to 126 RIO systems and domestic commercial installed base to 123 RIO systems

A total of fifteen RIO systems sold worldwide in the first six months of 2012

2,590 MAKOplasty® procedures performed in the second quarter, a 66% increase over the same period in 2011

4,887 MAKOplasty® procedures performed in first six months of 2012, a 71% increase over the same period in 2011

Nine MAKOplasty Total Hip Arthroplasty (THA) applications sold in the second quarter, of which two were sold to existing customers

As of June 30, 2012, 58% of domestic commercial installed base have the MAKOplasty THA application

FORT LAUDERDALE, FL – (GLOBENEWSWIRE) —July 9, 2012 —MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets its RIO® Robotic Arm Interactive Orthopedic surgical platform, MAKOplasty® joint specific applications, and proprietary RESTORIS® implants that together enable orthopedic surgeons to consistently, reproducibly and precisely treat patient specific osteoarthritic disease, today announced its selected operating results for the quarter ended June 30, 2012.

2012 Second Quarter Review

RIO Systems – Nine RIO systems were sold during the second quarter, of which eight were sold to domestic customers and one was sold to a distributor in China, which in turn was sold for commercial use to a prominent hospital in Hong Kong. The average selling price for RIO systems was in line with the prior quarter. These nine RIO systems bring MAKO’s worldwide commercial installed base of RIO systems to 126 systems and domestic commercial installed base to 123 systems as of June 30, 2012.

MAKOplasty Procedure Volume – During the second quarter, 2,590 MAKOplasty procedures were performed, of which 2,494 were performed at domestic sites. Of the 2,494 domestic procedures, 280 were Total Hip Arthroplasty (THA) procedures. The average selling price for all procedures was comparable with the prior quarter. The 2,590 MAKOplasty procedures performed represent a 13% increase over the procedures performed in the first quarter of 2012 and a 66% increase over the procedures performed in the second quarter of 2011. The average monthly utilization per system was 7.2 procedures during the second quarter of 2012, an increase from 6.6 procedures per system per month in the first quarter of 2012 and an increase from 6.4 procedures per system per month in the second quarter of 2011. Through June 30, 2012, approximately 17,700 procedures had been performed since the first procedure in June 2006.

MAKOplasty Total Hip Arthroplasty – In the second quarter, nine MAKOplasty THA applications were sold, seven of which were sold with the domestic RIO systems sales during the quarter and two of which were sold as upgrades to existing commercial systems. As of June 30, 2012, 71 RIO systems, or 58% of our domestic installed base, have the MAKOplasty THA application.

Outlook

Based on the slower than expected start during the first six months of the year, MAKO now anticipates selling 42 to 48 RIO systems in 2012, which compares to prior guidance of 52 to 58 RIO system sales. Additionally, as a result of adjusted guidance for 2012 RIO sales, MAKO is narrowing 2012 MAKOplasty annual procedure guidance to 11,000 to 12,000, which compares to prior guidance of 11,000 to 13,000 procedures.

“With six months of 2012 behind us, we have experienced slower than expected growth,” said Maurice R. Ferré, M.D., President and Chief Executive Officer of MAKO. “While our core belief in the significant market opportunity and the transformational value of our technology remains intact, management’s near term focus will be to improve our execution for the remainder of 2012 and beyond.”

Conference Call

MAKO will host a conference call on July 9, 2012 at 5:00 pm ET to discuss its selected operating results for the quarter ended June 30, 2012. To listen to the conference call, please dial 877-843-0414 for domestic callers and 914-495-8580 for international callers approximately ten minutes prior to the start time. The participant code is 98994992. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of MAKO’s customers to secure adequate funding, including access to credit, for the purchase of MAKO’s products or cause MAKO’s customers to delay a purchasing decision, unanticipated changes in the timing of the sales cycle for MAKO’s products or the vetting process undertaken by prospective customers, changes in competitive conditions and prices in MAKO’s markets, unanticipated issues relating to intended product launches, decreases in sales of MAKO’s principal product lines, decreases in utilization of MAKO’s principal product lines or in procedure volume, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, both nationally and internationally, unanticipated issues in complying with domestic or foreign regulatory requirements related to MAKO’s current products, including Medical Device Reporting requirements and other required reporting to the United States Food and Drug Administration, or securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, the impact of the United States healthcare reform legislation enacted in March 2010 on hospital spending, reimbursement, and the taxing of medical device companies, the potential impact of the informal Securities and Exchange Commission inquiry and the findings of that inquiry, any unanticipated impact arising out of the securities class action or any other litigation brought against MAKO, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop, market, and defend MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s periodic filings with the Securities and Exchange Commission, including MAKO’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 8, 2012. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®,” “RIO®,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

CONTACT:

Investors:

MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner

443-213-0500
makosurgical@westwicke.com

Source: MAKO Surgical Corp.